Exhibit 99.1

FOR IMMEDIATE RELEASE

Agency Contact:	Company Contact:
Neil Berkman Associates	Chris Chavez, President & CEO
(310) 277-5162	(972) 309-8000
info@BerkmanAssociates.com	www.ANS-medical.com

Advanced Neuromodulation Systems Comments on
Boston Scientific’s Acquisition of Advanced Bionics

     DALLAS, TEXAS, June 7, 2004 — Advanced Neuromodulation Systems, Inc. (ANS) (NASDAQ:ANSI) commented today on Boston Scientific Corporation’s recent announcement that it will acquire Advanced Bionics Corporation for $740 million in cash plus earnout payments that could exceed $2 billion. Advanced Bionics recently announced that it has received FDA approval for a rechargeable spinal cord stimulation (SCS) system, and that it expects to enter the SCS market for the treatment of chronic pain sometime during the third quarter of 2004.

     “Boston Scientific’s acquisition of Advanced Bionics clearly validates our long-held position that neuromodulation is a large and rapidly growing market with vast potential,” said Chris Chavez, President and Chief Executive Officer of ANS. “In announcing the acquisition, Boston Scientific stated that neurostimulation for chronic pain alone is a ‘high growth and high gross margin business,’ which they project to grow to $1.8 billion by 2010. Boston Scientific also stated that a primary reason for its interest in neuromodulation is the large market potential of future applications for this therapy, something we have understood and have been actively working on for years. Accordingly, we are not at all surprised that other major medical device companies want to participate in this market, despite substantial barriers to entry including intellectual property and patents, market access and regulatory hurdles.

     “We recently announced that we are developing our own family of rechargeable IPGs, which we expect to begin bringing to market in the first half of 2005, as well as new leads, patient programmers, trial systems, and advanced chip technology that we expect will make non-rechargeable IPGs more powerful and energy efficient. But it is important to note that in our opinion, Advanced Bionic’s statement that rechargeable IPGs will be the only neurostimulation devices that pain practitioners need is a serious misreading of the chronic pain market and the diversity of patients’ therapeutic requirements. Because ‘one size does not fit all,’ only a broad array of generators, leads, and programmers — including radio frequency and non-rechargeable IPGs, as well as rechargeable IPGs — will meet clinicians’ demands for the right product to address every indication. ANS is committed to continuing to offer the broadest and most technologically advanced systems in the market to address the comprehensive needs of our customers and the patients they serve, and to remaining at the forefront of other current and emerging applications for digital therapy.”

     Chavez continued, “To achieve the success ANS enjoys today, we had to prove all elements of our SCS system in the marketplace — IPGs, leads, trial systems, chargers, programmers and accessories — because an SCS system cannot function if any single component is not safe and effective in clinical applications. Advanced Bionics’ SCS system has not yet been subjected to comparable clinical demands, and they have stated that they will need to test the product to gain clinician feedback before building substantial inventory for a full launch of their product. Importantly, we are skeptical that this process will demonstrate that their system achieves clinical results superior to ANS’ market-tested and proven family of neurostimulation devices.

     “Advanced Bionics also must show that its SCS system does not infringe our patented technologies or utilize our trade secrets. As we announced a few weeks ago, we have filed a lawsuit asserting that Advanced Bionics is infringing at least one of our patents and that it may have used certain of our trade secrets to design and build the single lead that Advanced Bionics initially will offer. ANS will aggressively defend the investment it has made in technology innovation, and to the extent that Advanced Bionics infringes our patented technology or wrongly appropriates our trade secrets, we will vigorously pursue our legal rights to protect our intellectual property.

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Advanced Neuromodulation Systems Comments
on Boston Scientific’s Acquisition of Advanced Bionics
June 7, 2004
Page Two

     “In June 2002, we signed a distribution agreement with Boston Scientific in which Boston Scientific agreed to seek regulatory approvals for and to market our neuromodulation products in Japan. Substantial work toward gaining Japanese regulatory approvals has already been completed, at Boston Scientific’s expense. Given their acquisition of Advanced Bionics, we are reassessing this relationship.”

     ANS’ CEO concluded, “We know that neurostimulation therapy demands experienced, high-quality and highly specialized sales, service and clinical support capabilities that take human capital, time and resources to develop. Like most things of lasting value, trust-based relationships with customers, the interventional pain practitioners, must be skillfully and patiently nurtured with consistent performance over time. ANS has built a world-class, experienced and battle-tested sales organization with more than 185 sales representatives and clinical specialists to provide this kind of direct support to our customers.

     “Competition drives innovation and improved technology. Innovation and improved technology drive better outcomes. Better outcomes drive market expansion. ANS is unafraid to compete — we already compete successfully against Medtronic Inc., the world’s largest medical device manufacturer, on both technology and service. We take no competitor or potential competitor for granted, but will remain focused on executing our strategy, which has proven its value over many years.

     “Our success will continue to be based on a culture grounded in integrity and our commitment to excellence. Our core business, product pipeline, and prospects remain strong. We expect to continue to meet our goals for the company, including the revenue and earnings guidance spelled out in our first quarter earnings release issued on April 22, 2004.”

About Advanced Neuromodulation Systems

     Advanced Neuromodulation Systems designs, develops, manufactures and markets implantable systems used to manage chronic intractable pain and other disorders of the central nervous system. Forbes magazine recently recognized ANS as one of America’s 200 Best Small Companies and Fortune magazine recently recognized ANS as one of Fortune’s Top 100 Fastest-Growing Small Companies in the United States. Frost & Sullivan, an international strategic market research firm, also recently presented ANS with its Product Innovation Award, recognizing ANS as the technology innovation leader in the neurostimulation market and ANS’ Genesis® Implantable Pulse Generator system as the most advanced fully implantable spinal cord stimulator on the market. Additional information is available at www.ans-medical.com.

“Safe harbor” statement under the Private Securities Litigation Reform Act of 1995:

     Statements contained in this document that are not based on historical facts are “forward-looking statements.” Terms such as “plan,” “should,” “would,” “anticipate,” “believe,” “intend,” “estimate,” “expect,” “predict,” “scheduled,” “new market,” “potential market applications” and similar expressions are intended to identify forward-looking statements. Such statements are by nature subject to uncertainties and risks, including but not limited to: the launch of new competitive products by Medtronic, Advanced Bionics/Boston Scientific or others, as well as other market factors, could impede growth in or reduce sales of our IPG and RF systems, which could adversely affect our revenues and profitability; continued market acceptance of the Genesis® IPG and GenesisXPTM IPG; competition from Medtronic, Advanced Bionics/Boston Scientific and future competitors; continued market acceptance of our Renew® system; patient or physician selection of less invasive or less expensive alternatives; adverse changes in coverage or reimbursement amounts by Medicare, Medicaid, private insurers, managed care organizations or workers’ comp programs; intellectual property protection and potential infringement issues; the cost, uncertainty and other risks inherent in our intellectual property litigation against Advanced Bionics; obtaining necessary government approvals for our rechargeable IPGs and other new products or applications and maintaining compliance with FDA product and manufacturing requirements; product liability; reliance on single suppliers for certain components; completion of research and development projects in an efficient and timely manner; the satisfactory completion of clinical trials and/or market tests prior to the introduction of new products; successful integration of acquired businesses, products and technologies; the cost, uncertainty and other risks inherent in patent and intellectual property litigation; international trade risks; and other risks detailed from time to time in the Company’s SEC filings. Consequently, if such management assumptions prove to be incorrect or such risks or uncertainties materialize, anticipated results could differ materially from those forecast in forward-looking statements. Such forward-looking statements speak only as of the date on which they are made and the company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release.

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